SCHEDULE 14A INFORMATION



Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


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                             Washington Mutual, Inc.
                (Names of Registrant as Specified in Its Charter)



    (Names of Person(s) Filing Proxy Statement, if other than the Registrant)

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Media Contact:             Washington Mutual
                                    Bill Ehrlich
                                    1-800-228-9268
                                    Gavin Anderson & Company
                                    Hollis Rafkin-Sax
                                    212-373-0231

Investor Contact:          Washington Mutual
                                    JoAnn DeGrande
                                    206-461-3186
                                                                  June 3, 1997
                                                         FOR IMMEDIATE RELEASE

               WASHINGTON MUTUAL/GREAT WESTERN MERGER IS ON TRACK
                  ---------------------------------------------

 Washington Mutual/Great Western Merger Votes to Be Held on June 13 as Scheduled


     SEATTLE, Washington -- Washington Mutual, Inc. (Nasdaq: WAMU) issued the following statement today in response to the Delaware Chancery Court's decision to deny H.F. Ahmanson's (NYSE: AHM) motion to delay Great Western Financial Corporation's (NYSE: GWF) special meeting to vote on the Washington Mutual/Great Western merger:

     "We are pleased to report that our timetable for completion remains on track. On June 13th both Washington Mutual and Great Western shareholders will have the opportunity to vote on our merger. We still anticipate that the merger could be completed as soon as late June or early July, following the receipt of necessary shareholder and regulatory approvals."

     With a history  dating  back to 1889,  Washington  Mutual is a  diversified financial services company focusing on families and small and mid-sized businesses. As of March 31, 1997, Washington Mutual and its subsidiaries had consolidated assets of $46.1 billion and operated more than 550 offices in Washington, California, Oregon, Idaho, Utah, Montana, Arizona, Colorado and Nevada. The company's subsidiaries provide consumer and commercial banking, full-service securities brokerage, mutual fund management and insurance underwriting.
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